CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110731 of South Jersey Industries, Inc. on Form S-8 of our report dated June 29, 2005, appearing in this Annual Report on Form 11-K of the South Jersey Industries 401(k) Plan for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP

Philadelphia, PA
June 29, 2005